Exhibit 99.C

EXHIBIT C — GSI NOTE

ALLONGE TO PROMISSORY NOTE

This Allonge is attached to that certain Promissory Note, dated November 27, 2015, made by GABELLI SECURITIES, INC., a Delaware corporation, to the order of GAMCO INVESTORS, INC., in the original principal amount of ONE HUNDRED FORTY-NINE MILLION NINE HUNDRED NINETY-NINE THOUSAND NINE HUNDRED AND EIGHTY FOUR U.S. DOLLARS AND THIRTY-SIX U.S. CENTS ($149,999,984.36), for the purpose of annexing thereto the following endorsement:

Pay to the order of ASSOCIATED CAPITAL GROUP, INC. (“Assignee”), without recourse, representation or warranty, express or implied.

Dated: November 30, 2015

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the undersigned has caused this instrument to be executed by its duly authorized officer to be effective as of the day and year written above.

LENDER: GAMCO INVESTORS, INC.

By:	/s/ Douglas R. Jamieson
Name: Douglas R. Jamieson
Title: President and Chief Operating Officer

BORROWER:
GABELLI SECURITIES, INC.

By:	/s/ Kevin Handwerker
	Name:	Kevin Handwerker
	Title:	General Counsel and Secretary

ASSIGNEE:
ASSOCIATED CAPITAL GROUP, INC.

By:	/s/ Kieran Caterina
	Name:	Kieran Caterina
	Title:	Chief Financial Officer

[Signature Page to Allonge to GSI Note]

PROMISSORY NOTE

$149,999,984.36	November 27, 2015

Loan and Rate:

For value received, Gabelli Securities, Inc., a Delaware corporation (the “Borrower”), promises to pay to GAMCO Investors, Inc., a Delaware corporation (the “Lender”), or to Lender’s order, the principal amount of ONE HUNDRED FORTY-NINE MILLION NINE HUNDRED NINETY-NINE THOUSAND NINE HUNDRED AND EIGHTY FOUR U.S. DOLLARS AND THIRTY-SIX U.S. CENTS ($149,999,984.36), and to pay interest thereon from the date first written above at the annual rate of four percent (4.0%) on the terms and subject to the conditions set forth below.

Payment:

The outstanding principal amount under this Note, and all accrued and unpaid interest thereon, shall be due upon the earlier of (i) five business days after the Lender gives written notice to the Borrower demanding repayment of this Note or (ii) the fifth anniversary of the date this Note. The Borrower may at any time repay all or any portion of the outstanding principal amount of this Note together with all accrued and unpaid interest on the principal amount of this Note that is repaid.

Interest on all outstanding amounts under this Note shall be paid no later than annually on or before each anniversary of the date of this Note, or at such other time or times as agreed to by the Lender and the Borrower.

Default:

In the event that any payment of interest or principal is not received by the Lender within fifteen (15) days of the due date, then the entire principal balance together with all accrued and unpaid interest plus any other amounts then owing pursuant to this Note shall, without curing the default hereunder and to the extent permitted by law, thereafter bear interest at the annual rate of fifteen percent (15%). If any default occurs in any payment due under this Note, Borrower promises to pay all reasonable costs and expenses, including attorneys’ fees and expenses, incurred by the Lender in collecting or attempting to collect the indebtedness under this Note.

Assignment

Neither Lender nor Borrower may assign its rights hereunder without the consent of the other party, except that Lender may assign its rights hereunder to Associated Capital Group, Inc. without the consent of Borrower.

Governing Law:

This Note shall be governed by and interpreted in accordance with the laws of the State of New York without regard to conflict of law principles.

[Remainder of page intentionally left blank]

2

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered as of the day and year first above written.

BORROWER: GABELLI SECURITIES, INC.

		By:	/s/ Kevin Handwerker
Name: Kevin Handwerker
Its: General Counsel and Secretary

ACCEPTED AND AGREED:

LENDER

GAMCO INVESTORS, INC.

By:	/s/ Douglas R. Jamieson
Name: Douglas R. Jamieson
Its: President and Chief Operating Officer

[Signature Page to GSI Note]

Schedule I
Information with Respect to Executive
Officers and Directors of the Undersigned

Schedule I to Schedule 13D is amended, in pertinent part, as follows:

The following sets forth as to each of the executive officers and directors of the reporting persons: his name; his business address; his present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted.  Unless otherwise specified, the principal employer of each such individual is GAMCO Asset Management Inc., Gabelli Funds, LLC, Gabelli Securities, Inc., G.research, Inc., Teton Advisors, Inc., Associated Capital Group, Inc. or GAMCO Investors, Inc., the business address of each of which is One Corporate Center, Rye, New York 10580, and each such individual identified below is a citizen of the United States.  To the knowledge of the undersigned, during the last five years, no such person has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), and no such person was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which he was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities law or finding any violation with respect to such laws.

Entity/Officer or Director	Principal Occupation and Employment

GGCP, Inc. Directors:

Mario J. Gabelli

Chairman & Chief Executive Officer
GAMCO Investors, Inc.
Director/Trustee of all registered investment companies advised by Gabelli Funds, LLC

Executive Chairman and Chief Executive Officer of Associated Capital Group, Inc.

Chief Executive Officer and Chief Investment Officer
GGCP, Inc.

Marc J. Gabelli	President Associated Capital Group, Inc. President and Managing Director Gabelli Securities, Inc.

Matthew R. Gabelli	Vice President — Trading G.research, Inc. One Corporate Center Rye, NY 10580

Michael M. Gabelli	President and Chief Operating Officer Gabelli Partners, LLC

Entity/Officer or Director	Principal Occupation and Employment

Fredric V. Salerno (Chairman)	Former Vice Chairman and Chief Financial Officer Verizon Communications

Vincent S. Tese	Executive Chairman of FCB Financial Corp. Lawyer, Investment Adviser and Cable Television Executive Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas, 26th floor New York, NY 10036

Officers:

Mario J. Gabelli	See above.

Marc J. Gabelli	See above.

Mr. Vincent J. Capurso	Executive Vice President and General Tax Counsel GGCP, Inc.

Silvio A. Berni	Vice President, Assistant Secretary and Controller GGCP, Inc.

GGCP Holdings LLC Members:

GGCP, Inc.	Manager and Member GGCP Holdings, LLC

Mario J. Gabelli	See above.

Gabelli Securities, Inc. Directors:

Douglas G. DeVivo (Co-Chairman)	General Partner Alce Partners, L.P. 40 Laburnum Road Atherton, CA 94027

Marc Gabelli (Co-Chairman)	See above.

Salvatore Sodano (Vice Chairman)	Chairman and Chief Executive Officer Worldwide Capital Advisory Partners, LLC 520 White Plains Road, Suite 500 Tarrytown, NY 10591

Entity/Officer or Director	Principal Occupation and Employment

Daniel R. Lee	Chief Executive Officer, President Full House Resorts, Inc. 4670 South Fort Apache Road, Suite 190 Las Vegas, Nevada 89147

Douglas R. Jamieson	President and Chief Operating Officer GAMCO Investors, Inc. President Gabelli Securities, Inc.

William Mattison, Jr.	Retired

Robert Blake	President W.R. Blake & Sons. Inc. 347 W. 57th Street New York, New York 10019

Officers:

Douglas R. Jamieson	See above.

Diane LaPointe	Controller and Co-Chief Accounting Officer GAMCO Investors, Inc. Controller Gabelli Securities, Inc.

Kieran Caterina	Senior Vice President and Co-Chief Accounting Officer GAMCO Investors, Inc. Chief Financial Officer Associated Capital Group, Inc. Treasurer Gabelli Securities Group, Inc.

Kevin Handwerker	Executive Vice President, General Counsel and Secretary GAMCO Investors, Inc. Secretary Gabelli Securities, Inc.

Entity/Officer or Director	Principal Occupation and Employment

David Goldman	Secretary Associated Capital Group, Inc. General Counsel GAMCO Asset Management Inc. Assistant Secretary Gabelli Securities, Inc.

Set forth below is the beneficial ownership of the Issuer’s Class A Common Stock and Class B Common Stock for each of the Covered Persons as of December 1, 2015, except for Covered Persons who are also Reporting Persons, whose beneficial ownership is reported in Item 5 above.  Unless otherwise indicated, to our knowledge, the persons or entities named in the table below have sole voting and investment power with respect to all shares indicated as beneficially owned by those persons.

	No. of shares of Class A Common Stock	No. of shares of Class B Common Stock
Silvio Berni	—	—
Robert Blake	10,000	—
Vincent J. Capurso	—	—
Kieran Caterina	8,380	—
Douglas G. DeVivo	—	—
Marc J. Gabelli	20,768	3,018
Matthew R. Gabelli	27,398	56,729
Michael M. Gabelli	10,445	17,047
David Goldman	5,630	—
Kevin Handwerker	1000	—
Douglas R. Jamieson	14,395	29,471
Diane LaPointe	7,130	—
Daniel R. Lee	—	—
William Mattison, Jr.	—	—
Frederick V. Salerno	—	—
Salvatore Sodano	—	—
Vincent Tese	—	—

SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

DATE	SHARES PURCHASED (SOLD)	AVERAGE PRICE(2)

CLASS A COMMON STOCK - GAMCO INVESTORS, INC.

GABELLI FOUNDATION, INC.

GABELLI SECURITIES, INC.
11/27/2014(3)	4,393,055	$34.1448

MARIO J. GABELLI
11/09/15	(5,000)	$0.00	(4)
10/29/15	(5,000)	$0.00	(4)

DOUGLAS JAMIESON
10/26/15(5)	(1,032)	$57.86

DIANE LAPOINTE
10/26/15(5)	(370)	$57.86

KEVIN HANDWERKER
10/23/15(5)	(27)	$57.86
10/23/15	(1,755)	$59.2518
10/19/15(5)	(1,218)	$57.86

KIERAN CATERINA
10/19/15(5)	(370)	$57.86

(1)                                 Unless otherwise indicated, all transactions were effected on the NYSE.

(2)                                 Price excludes commission.

(3)                                 Private transaction.  See Item 4.

(4)                                 Bona fide gift.

(5)                                 Sold stock to pay tax liability upon vesting of restricted stock award.